Exhibit 99.1

OneWater Marine Inc. Extends Term Loan and Floor Plan Credit Facilities to 2029

BUFORD, GA – November 10, 2026 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced that it has amended its senior secured term loan and floor plan financing facilities to extend both maturities by two years and increase floor plan capacity by $50 million. Key terms:

•Term loan maturity extended by two years to July 31, 2029
•Floor plan maturity extended by two years to March 1, 2029
•Floor plan inventory financing capacity increased by $50 million to up to $547 million

“Extending maturities for both facilities and expanding our floor plan capacity reflect our progress in strengthening our balance sheet and the continued support of our lending partners. The amendments give us added flexibility to effectively manage our inventory as we navigate this challenging retail environment. As we move into fiscal 2027, we remain focused on maintaining proper inventory levels and fortifying the balance sheet,” said Jack Ezzell, Chief Operating Officer and Chief Financial Officer of OneWater.

Truist Bank leads the senior secured term loan and Wells Fargo leads the floor plan facility. Both remain subject to customary financial and non-financial covenants.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 88 retail locations, 6 distribution centers / warehouses and multiple online marketplaces in 17 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management and growth rate. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements are detailed in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

OneWater Investor or Media Contact:
Jack Ezzell
Chief Operating Officer and Chief Financial Officer
IR@OneWaterMarine.com